EXHIBIT 31.2
CERTIFICATION BY CHIEF FINANCIAL OFFICER
PURSUANT TO RULE 13a-14(a) AND 15d-14(a) UNDER THE EXCHANGE ACT

I, Meg A. Gentle, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of Cheniere Energy, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 1, 2013

/s/ MEG A. GENTLE
Meg A. Gentle Chief Financial Officer